SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

AMENDMENT

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2009

IB3 NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52374	61-1433933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 South High Street Canal Winchester, Ohio	43110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (614)-602-4788

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTE:  The sole purpose of filing this amendment to the 8-K originally filed on November 18, 2009, is to change the iB3 Networks, Inc. phone number that was listed on the original filing.  The owner of the number listed on the original filing was the parent company prior to iB3 Networks, Inc. and requested we change the number for iB3 Networks, Inc. as his company is no longer affiliated.  Having been made aware of this oversight, we immediately changed the number accordingly as listed above..   There were no other changes made to this document.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2009, immediately prior to the Annual Meeting of Stockholders of  iB3 Networks, Inc. (the “Company”), Mr. Eric Schmidt indicated that he would be submitting his Thirty (30) Day letter of resignation as CEO and Chairman of the Board of Directors of the Company at the conclusion of the Stockholders meeting.   Mr. Schmidt did not serve on any committees of the Company.

Immediately following the Annual Meeting of the Stockholders of the Company the newly elected Board of Directors, consisting of Mr. Michael Jacobson and Mr. Arthur Kaplan met and appointed Ms. Carolyne S. Johnson to fill a newly created vacancy on the Board.  The new Board then met to discuss Mr. Schmidt’s letter of resignation.  It was determined to be in the best interest of the Company to reject the letter of resignation and the terms contained therein and to terminate Mr. Schmidt’s employment immediately. The Board also acted to terminate Ms. Brenda Schmidt and  discussed Mr. Trenton Argobright’s resignation from IB3 Networks, Inc, which was previously reported in a Form 8-K filed with the Securities and Exchange Commission on November 4, 2009 and immediately terminated Mr. Argobright’s employment with the wholly owned subsidiary, iBeam Solutions, LLC in all capacities.

On November 13, 2009, Mr. Michael Jacobson, 47, was appointed as Chairman of the Board and President of the Company to serve until the next Annual Meeting of Stockholders of the Company.  From December, 2008 and continuing, Mr. Jacobson is President of NYC Mags, Inc. and Madison Avenuematch.com, a wholly owned subsidiary of iB3 Networks, Inc.  Prior to that time, Mr. Jacobson was Publisher/Editor of Trump Magazine.  There are no arrangements or understandings between Mr. Jacobson and the Company with regard to his selection to fill his current position with the Company.  Mr. Jacobson has no familial relationships with anyone in the company.  Mr. Jacobson held a position as Director for Premiere Publishing Group, Inc. and resigned in 2008.

On November 13, 2009, Ms. Carolyne S. Johnson, age 62, was appointed as a Director of the Company to fill a newly created position on the Board to serve until the next Annual Meeting of the Stockholders of the Company.  Ms. Johnson also serves as Secretary of the Board of Directors.  There are no familial relationships between Ms. Johnson and any other officer or director of the Company.  Ms. Johnson has been employed for the last five years as a paralegal specializing in the reporting of security matters to the Securities and Exchange Commission under the direct supervision of securities attorneys through her company, CSJ Business Solutions, LLC.  For the past two years, she served as Vice President of Capital City Energy Group, Inc., a publicly traded company [trading symbol CETG].  She has never served on the board of any other publicly traded company.  Ms. Johnson resigned from Capital City Energy Group, Inc. in 2009.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 13, 2009, at a meeting of the Board of Directors, elected to amend the Bylaws of the Company in order to update them to be in better conformity with current laws. The Amended and Restated Bylaws so adopted provide the following revisions, each as permitted by Nevada law: (i) special meetings of the stockholders of the Company may be called by the Chairman of the Board of Directors, the President or the stockholders entitled to cast not less than 51% of the votes at such meeting (adds ability of stockholders to call a special meeting); (ii) action without a meeting of the stockholders may be taken in a writing signed by the holders of outstanding shares having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (eliminates unanimous written consent requirement); the required number of directors on the Board of Directors of the Company shall be not less then 2 nor more than 13 (increases minimum number of directors from 1 to 2); (iv) vacancies on the Board of Directors may be filled by resolution of the remaining Board members (whether or not a quorum is present) (formerly, stockholder vote was required to fill such vacancies); directors may be removed from the Board only by the vote of the stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock (changed from the holders of a majority of the voting power, and eliminated the ability of the Board to remove a Director); (vi) quorum for a meeting of the Board of Directors is a majority of the authorized number of directors (changed from a majority of the “exact” number of Directors then in office); removed “Chief Executive Officer,” “Chief Financial Officer” and “Controller” from the list of required officers of the Company (but provided that the Treasurer may be called the “Chief Financial Officer” and the President may be called the “Chief Executive Officer”); (vii) adds reference to the limitation on director liability provisions set forth in Nevada Revised Statutes, Sections 78.288 and 78.300 and incorporated mandatory indemnification of directors and officers of the Company by reference to Nevada law; and (viii) provides for amendment of the Amended and Restated Bylaws by affirmative vote of at least a majority of the outstanding shares, or by approval of the Board (instead of solely by approval of the Board).

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IB3 Networks, Inc.

By: /s/ Michael Jacobson Michael Jacobson President/Chairman of the Board Date: December 17, 2009